UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2018

PERRY ELLIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-21764 (Commission File No.)	59-1162998 (IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

(305) 592-2830
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.
On October 18, 2018 at 10:00 a.m., Eastern Time, Perry Ellis International, Inc. (“Perry Ellis” or the “Company”) held a special meeting of its shareholders (the “Special Meeting”) to consider and vote upon several matters in connection with the pending acquisition of the Company (the “merger”) by entities affiliated with George Feldenkreis pursuant to that certain Agreement and Plan of Merger, dated as of June 15, 2018 (the “Merger Agreement”), by and among the Company, Feldenkreis Holdings LLC, a Delaware limited liability company (“Parent”), and GF Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement and the transactions contemplated thereby are described in more detail in the definitive proxy statement, dated September 10, 2018, filed by Perry Ellis on September 10, 2018 with the Securities and Exchange Commission (as supplemented, the “proxy statement”).
As of August 16, 2018, the record date for the Special Meeting (the “Record Date”), there were 15,884,250 shares of common stock of the Company (“Company Common Stock”) entitled to vote at the Special Meeting, including 3,593,773 shares of Company Common Stock owned by (x) officers or directors of the Company, (y) the Rollover Investors (as such term is defined in the proxy statement), or (z) any person having any equity interest in Parent or Merger Sub (the persons referred to clauses (x)-(z), the “Affiliated Shareholders”).
At the Special Meeting, holders of Company Common Stock were asked to vote upon: (1) the adoption of the Merger Agreement (“Proposal 1”); and (2) an advisory (non-binding) vote to approve certain items of compensation that are based on or otherwise related to the merger that may become payable to the Company’s named executive officers under existing agreements with the Company (“Proposal 2”).  As there were sufficient votes at the time of the Special Meeting to approve Proposal 1, the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was rendered moot and was not submitted for a vote.
Proposal 1: Adoption of the Merger Agreement
Approval of Proposal 1 required the affirmative vote of the holders of (i) a majority of the outstanding shares of Company Common Stock entitled to vote thereon as of the Record Date, and (ii) a majority of the outstanding shares of Company Common Stock entitled to vote thereon as of the Record Date that are not owned by the Affiliated Shareholders.  The total number of shares of Company Common Stock entitled to vote were voted as follows:
For	Against	Abstain	Broker Non-Vote

12,871,468	847,248	64,911	25,556

The total number of shares of Company Common Stock entitled to vote that are not owned by the Affiliated Shareholders were voted as follows:

For	Against	Abstain	Broker Non-Vote

9,277,695	847,248	64,911	25,556

Proposal 2: Advisory (Non-Binding) Compensation Proposal

Approval of Proposal 2 required the affirmative vote of the holders of a majority of the shares of Company Common Stock present or represented and entitled to vote either in person or by proxy. The total number of shares of Company Common Stock present or represented and entitled to vote either in person or by proxy that were voted on Proposal 2 were as follows:
For	Against	Abstain	Broker Non-Vote

10,275,259	3,403,422	104,945	25,557

The Company expects to announce consummation of the merger within the coming days.

Item 8.01   Other Events.
On October 18, 2018, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01   Exhibits.
(d) Exhibits.
Exhibit No.	Description
99.1	Press release, dated October 18, 2018, issued by Perry Ellis International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

By:	/s/ Tricia Thompkins
Name:	Tricia Thompkins
Title:	EVP, General Counsel & Secretary

Dated: October 18, 2018